UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2005 ( May 31, 2005)

ENTRADA NETWORKS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26952	33-0676350
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

5755 Oberlin Drive, Suite 204, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (858) 597-1102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

    On November 10, 2004, we entered into a Letter of Engagement (the "Letter of Engagement") with Trilogy Capital Partners, Inc. ("Trilogy"). Pursuant to the Letter of Engagement, Trilogy agreed to implement a marketing program regarding our technology, and, to the extent we request, to assist us in business development and capital raising and to provide strategic advisory and investor relations services. The Letter of Engagement has an initial term of 6 months and is terminable by us or Trilogy at any time thereafter upon 30 days’ prior written notice.

    In consideration for the services to be provided by Trilogy, we agreed to pay Trilogy $10,000 per month and we issued to Trilogy a warrant to purchase up to 10,000,000 shares of our Common Stock at a per share exercise price of $0.12 (the "Warrant"). As long as we have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, Trilogy will not be entitled to exercise the Warrant to purchase shares of our Common Stock in an amount that, immediately following such purchase, would result in Trilogy beneficially owning 5% or more of our outstanding shares of Common Stock. The Warrant is exercisable on the earlier of January 1, 2005 or the effective date of the registration statement, if any, under which the shares of Common Stock underlying the Warrant are registered. The Warrant expires on November 30, 2006. If we determine to register shares of our Common Stock for sale in connection with a public offering, Trilogy is entitled to include the shares of Common Stock underlying the Warrant, subject to certain limitations set forth in the Warrant.

    On May 31, 2005, we signed an agreement terminating our Letter of Engagement with Trilogy.  Neither Trilogy or Entrada shall have any further rights or obligations. It was further agreed that Trilogy will asign to Entrada the Warrant that evidences the right to purchase 8,500,000 shares of Common Stock. Entrada agrees that Trilogy shall retain that portion of the Warrant evidencing the right to purchase 1,500,000 shares. Trilogy shall execute and deliver to Entrada an assignment of the certificate evidencing the Warrant to purchase 10,000,000 shares against the delivery of a new certificate evidencing the portion of the Warrant that was not assigned to Entrada.

    Descriptions in this Current Report of the Letter of Engagement and the Warrant are incomplete and are qualified in their entirety by reference to copies of such documents which were filed November 11, 2004 or are incorporated herewith as Exhibits 10.3, 10.4 and 10.5, respectively.

Item 9.01. Financial Statements and Exhibits

Incorporated by Reference
Exhibit	Exhibit Description	Form	Filing Date	Filed
Number				Herewith
10.1	Letter of Engagement dated November 10, 2004 by and between Entrada Networks, Inc. and Trilogy Capital Partners, Inc.	8-K	November 11, 2005	☐
10.2	Warrant dated November 10, 2004 issued by Entrada Networks, Inc. to Trilogy Capital Partners, Inc.	8-K	November 11, 2005	☐
10.3	Termination Agreement dated April 7, 2005	8-K		☒
10.4	Assignment Agreement dated April 7, 2005	8-K		☒
10.5	Warrant Dated April 7, 2005	8-K		☒

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Networks, Inc.

By: /s/ Kanwar Chadha
Kanwar Chadha, Ph.D.
President & CEO

Date: June 2, 2005